UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 26, 2009

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 1, 2009, NexCen Brands, Inc. (the “Company”) issued a press release announcing certain selected preliminary unaudited financial results for the 2008 fiscal year and for the first quarter of 2009.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06	Material Impairments

On or about June 26, 2009, the Company’s management determined the estimated amount of non-cash impairment charges that it expects the Company will record in its 2008 financial statements.  As announced in the press release referred to in Item 2.02 above, the Company expects that it will record total non-cash impairment charges of approximately $242 million in 2008, consisting of approximately $172 million related to continuing operations and approximately $70 million related to discontinued operations.  The impairment charges reflect reductions in the carrying value of the Company’s trademarks, goodwill and other intangible assets.

During the first quarter of 2009 in connection with the preparation of the Company’s annual financial statements for 2008, the Company’s management determined that a number of key events during 2008 made it likely that the carrying value of the Company’s trademarks, goodwill and other intangibles assets had been impaired.  These key events include the deteriorating U.S. and international economic environment, the Company’s announced strategic plan to cease additional acquisition activity and divest certain brands, the Company’s liquidity constraints and the restructuring of its credit facility, the Company’s inability to timely file periodic reports with the Securities and Exchange Commission, its need to amend the 2007 Annual Report on Form 10-K, and declines in the Company’s overall financial condition and the trading price of its common stock.  Management conducted impairment testing during the second quarter of 2009 to determine the amount and timing of the anticipated impairments.

In addition to the impairment charges, the Company expects that it will record an aggregate loss on sale of approximately $7 million in the fourth quarter of 2008 in connection with its sale of the Bill Blass and Waverly brands.  The loss on sale reflects net carrying value of assets of approximately $49 million offset by net proceeds received by the Company and reduction of the Company’s deferred tax liability on the sale.  The Company sold the Waverly brand for $26 million in cash, plus the assumption of certain liabilities, in October 2008, and sold the Bill Blass brand for $10 million in cash in December 2008.  Net sale proceeds were used to repay a portion of the Company’s outstanding bank debt.

As a result of the impairment charges and the sale of the Bill Blass and Waverly businesses, the Company expects that its balance sheet at December 31, 2008 will not reflect any goodwill and will reflect the carrying value of its trademarks and other intangible assets of approximately $85 million.  At March 31, 2008, aggregate goodwill, trademarks and other intangibles were valued at approximately $376 million.

The final amount of the impairment charges and the loss on sale may differ from the amounts currently estimated by management.  The Company expects that the impairment charges will be recorded in the quarters ended June 30, 2008 and September 30, 2008.  The impairment charges and the loss on sale will be reflected in the Company’s financial statements for 2008, which as previously disclosed and as discussed in the press release referred to in Item 2.02 above, are in the process of being finalized.

This Current Report on Form 8-K contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include those regarding the expected amount of impairment charges and loss on sale amounts.  Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties.  They are not guarantees of future performance or results.  The Company's actual results could differ materially from the results expressed in, or implied by, these forward-looking statements because the expected impairment and loss on sale amounts included in this Report are based on preliminary, unaudited results that are subject to change upon completion of the audit of the Company’s financial statements and finalization of its Annual Report on Form 10-K for year ended December 31, 2008.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release dated July 1, 2009.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 1, 2009.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel